Exhibit 10.25

FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT

This First Amendment to the Consulting Services Agreement (the “Amendment”) is entered into as of 20th day of April 2015, by and between Vantage Drilling Company (“Vantage”) and Strand Energy (“Strand”).

WITNESSETH:

WHEREAS, Vantage and Strand entered into that certain Consulting Services Agreement dated May 8, 2012 (the “Consulting Services Agreement”);

WHEREAS, Vantage desires to utilize the services of Strand for an additional period under the same terms and conditions of the Consulting Services Agreement; and

NOW, THEREFORE, Vantage and Strand agree as follows:

1.	Section 3.1 of the Consulting Services Agreement shall be amended and restated in its entirety to read as follows:

“The Appointment shall commence on the date hereof and shall continue, subject to earlier termination in accordance with this Agreement, up to and including 30 April 2016.”

2.	Except as otherwise expressly modified or amended above, all terms and conditions contained in the Consulting Services Agreement shall remain in full force and effect and shall not be altered or changed by this Amendment.

IN WITNESS WHEREOF, each of Vantage and Strand has caused this Amendment to be executed by their authorized representatives as of the date first written above.

VANTAGE DRILLING COMPANY

By:	/s/ Paul A. Bragg

Name:	Paul A. Bragg

Title:	Chairman and Chief Executive Officer

STRAND ENERGY

By:	/s/ John O’Leary

Name:	John O’Leary

Title:	Director